UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 4, 2012

Masco Corporation

(Exact name of Registrant as Specified in Charter)

Delaware	1-5794	38-1794485
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21001 Van Born Road, Taylor, Michigan		48180
(Address of Principal Executive Offices)		(Zip Code)

(313) 274-7400

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On December 4, 2012, the Board of Directors of Masco Corporation (the “Company”) appointed Donald R. Parfet as a director of the Company. He will serve on the Audit Committee of the Company’s Board of Directors. Mr. Parfet, 60, is the Managing Director of Apjohn Group, LLC, a business development company, and a General Partner of Apjohn Ventures Fund Limited Partnership, a venture capital fund. He currently serves on the boards of directors of Kelly Services, Inc. and Rockwell Automation, Inc.

There are no understandings or arrangements between Mr. Parfet and any other person pursuant to which Mr. Parfet was selected as a director of the Company. There are and have been no transactions, either since the beginning of the Company’s last fiscal year or currently proposed, regarding Mr. Parfet that are required to be disclosed by Item 404(a) of Regulation S-K. Mr. Parfet will receive the compensation and participate in the programs applicable to all non-employee Company directors as described in the Company’s proxy statement dated April 5, 2012, including the Company’s Non-Employee Directors Equity Program.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MASCO CORPORATION
/s/ John G. Sznewajs
Name:	John G. Sznewajs
Title:	Vice President, Treasurer and
Chief Financial Officer

December 5, 2012